UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2009

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directions; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-10.1: FORM OF 2009 PERFORMANCE UNIT AWARD NOTICE AND AGREEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directions; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     2009 Performance Unit Award Grants
     On March 25, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of PHH Corporation (“PHH”, the “Company”, “we” or “us”) awarded performance unit awards under the Company’s 2005 Equity and Incentive Plan (“2005 EIP”) to Terence W. Edwards, Sandra E. Bell, George J. Kilroy, Mark R. Danahy, and William F. Brown, for the target share amounts of 45,000, 30,000, 30,000, 30,000 and 16,722, respectively. Awardees will earn shares of the Company’s common stock pursuant to the performance unit awards in accordance with the percentage by which PHH attains the target amount of cumulative PHH pre-tax net income after non-controlling interest (“PTIANI”) during the target measurement period of January 1, 2009 through December 31, 2011. The minimum performance level required for an awardee to earn shares pursuant to the performance unit awards is 50% of the target amount of cumulative PTIANI during the target measurement period (in which case, an awardee will earn 50% of the target level of shares awarded). Awardees may not earn more than 120% of the target level of shares subject to the award. The Committee has the authority and discretion to exclude the impact of certain extraordinary or unusual accounting adjustments or income/expense items from the calculation of PTIANI during the target measurement period which, in the discretion of the Committee, are reasonably considered to be outside of the control of management. The performance unit awards will be settled and shares earned pursuant thereto will be issued on or after January 1, 2012, and on or before April 30, 2012. No shares will be issued to any awardee whose employment terminates for any reason (other than for death or disability) before January 1, 2012. If a “change in control” of the Company (as defined in the 2005 EIP) occurs during the target measurement period, the performance conditions in the award will be deemed to be fully achieved and the target number of shares will then be issued to awardees employed on the date of the “change in control.”
     The foregoing description of the performance unit awards does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the 2009 Performance Unit Award Notice and Agreement, which is attached to this Current Report on Form 8-K (the “Form 8-K”) as Exhibit 10.1 and is incorporated herein by reference in its entirety.
Forward-Looking Statements
Statements in this Form 8-K and the exhibits hereto that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described in our filings with the SEC pursuant to the Exchange Act under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports, and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1	Form of 2009 Performance Unit Award Notice and Agreement for Certain Executive Officers, as approved by the Compensation Committee on March 25, 2009.*

*	Confidential treatment has been requested for certain portions of this exhibit pursuant to Rule 24b-2 of the Exchange Act, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William F. Brown
Name:	William F. Brown
Title:	Senior Vice President, General Counsel & Secretary
Dated: March 31, 2009